UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 17, 2006

IKANOS COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51532	73-1721486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47669 Fremont Boulevard
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 979-0400
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On November 17, 2006, Ikanos Communications, Inc. (“Ikanos’) and Texan Ventures LLC (the “Consultant”) entered into an amendment (the “Amendment”) to the Consulting Agreement by and between Ikanos and Consultant originally dated March 30, 2006 (the “Consulting Agreement”).  The Amendment is effective as of November 17, 2006.

Pursuant to the Consulting Agreement, Consultant, through its managing member G. Venkatesh, who is also a member of the Board of Directors Ikanos (the “Board”), provides consulting services with respect to, among other things, general business advice relating to the operation of a public company.  The Consulting Agreement was filed with the Securities and Exchange Commission on April 5, 2006 as Exhibit 10.28 to Ikanos’ Current Report on 8-K.  Pursuant to the Amendment, Section 3.A. of Exhibit A of the Consulting Agreement, which addresses the compensation arrangement, is amended to provide for an increase in the monthly compensation payable to Consultant for services performed by Mr. Venkatesh on behalf of Consultant under the Consulting Agreement and for services performed by Mr. Venkatesh in his new capacity as the Executive Chairman of the Board of Directors of Ikanos.  In addition, Section 3.A. of Exhibit A of the Consulting Agreement is further amended to provide for the grant of stock options to purchase 125,000 shares of Ikanos’ Common Stock to Mr. Venkatesh in his personal capacity, at an exercise price per share equal to the fair market value per share of such Common Stock on the date of grant (the “Options”).  The Options were granted on October 24, 2006.

Also on November 17, 2006, the Board approved a change of control provision with respect to the Options, which provides for 100% acceleration of any and all unvested portions of the Options in the event of a change of control.

The Amendment is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K.  The Amendment and the Consulting Agreement are incorporated herein by reference and the descriptions thereof contained in this Current Report on Form 8-K are qualified in all respects by the terms and provisions of such agreements.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)

Appointment of Daniel K. Atler as Interim President

On October 26, 2006, Ikanos filed a Current Report on Form 8-K filed with the Securities and Exchange Commission announcing that, effective October 24, 2006, the Board had appointed Daniel K. Atler as interim Chief Executive Officer of Ikanos while the Company conducts a search for a successor to Rajesh Vashist, the former Chief Executive Officer, President and Chairman of the Board.

Effective as of November 17, 2006, the Board also appointed Daniel K. Atler as interim President of Ikanos in order to clarify its intent that Mr. Atler is to serve as Mr. Vashist’s interim replacement in both executive capacities while the Company searches for a permanent replacement for Mr. Vashist.

Mr. Atler joined Ikanos as its Chief Financial Officer in September 2003.  Effective as of October 24, 2006, Mr. Atler was appointed as interim Chief Executive Officer of the Company while the Company searches for a permanent replacement for Mr. Vashist.  Prior to Ikanos, he was the executive vice president of Strategic Business Development for Silicon Image, Inc. There he also served as chief financial officer and vice president of finance and administration and was instrumental in the company’s initial public offering, establishing its licensing business, and was principally involved in establishing DVI and HDMI standards.  Prior to Silicon Image, Mr. Atler served as chief financial officer and vice president of finance and administration for Wireless Access Inc.  In addition, he has held senior level positions with Glenayre Technologies Inc., Global Village Communication, Inc. and Ernst & Young LLP.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment to Consulting Agreement, dated November 17, 2006, by and between Ikanos Communications, Inc. and Texan Ventures, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKANOS COMMUNICATIONS, INC.

Date: November 20, 2006	By:	/s/ Cory Sindelar
Cory Sindelar Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment to Consulting Agreement, dated November 17, 2006, by and between Ikanos Communications, Inc. and Texan Ventures, LLC.